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                                                                EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Litton Industries, Inc. and subsidiaries (the "Company") on Form S-4 of our reports dated September 21, 1995, appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

                                       /s/ Deloitte & Touche LLP


Los Angeles, California
March 19, 1996